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                                                                    Exhibit 3.58

                              ARTICLES OF AMENDMENT
                           TO ARTICLES OF ORGANIZATION
                                       OF
                          BRAMBLETON NEIGHBORHOODS, LLC

     The undersigned limited liability company, pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

                                       ONE

     The current name of the limited liability company is Brambleton Neighborhoods, LLC

                                       TWO

     Article 1 of the articles of organization is amended in its entirety to read: "The name of the limited liability company is Bram Neighborhoods, LLC"

                                      THREE

     The foregoing amendment to the articles of organization was adopted on May 10, 2002.

                                      FOUR

     The amendment of the articles of organization was approved by a majority vote of the members entitled to vote.

     The undersigned declares that the facts herein stated are true as of May 10, 2002.


                                         By: /s/ Steven B. Alloy
                                             -----------------------------------
                                         Name: Steven E Alloy
                                         Title: Manager